Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in this Amendment No. 1 to the Registration Statement on Form S-8 (No. 333-11757) of Tetra Tech, Inc. of our report dated November 21, 2007 relating to the financial statements, financial statement schedule and the effectiveness of internal control over financial reporting, which appears in Tetra Tech, Inc.’s Annual Report on Form 10-K for the year ended September 30, 2007.

PricewaterhouseCoopers LLP

Los Angeles, CA

January 16, 2008